UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2022
IsoPlexis Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40894	46-2179799
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 NE Industrial Road,	Branford,	CT	06405
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (203) 208-4111
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
On December 21, 2022, IsoPlexis Corporation, a Delaware corporation (“IsoPlexis”), Berkeley Lights, Inc., a Delaware corporation (“Berkeley Lights”), and Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Berkeley Lights (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Merger Sub will be merged with and into IsoPlexis (the “Merger”), with IsoPlexis surviving the Merger as a wholly owned subsidiary of Berkeley Lights. The Merger Agreement was unanimously approved by the board of directors of IsoPlexis (the “IsoPlexis Board”) and the board of directors of Berkeley Lights (the “Berkeley Lights Board”).
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001, of IsoPlexis (“IsoPlexis Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of IsoPlexis Common Stock owned (i) by IsoPlexis as treasury stock, (ii) by Berkeley Lights or Merger Sub (unless owned by Berkeley Lights or Merger Sub in a fiduciary, representative or other capacity on behalf of other persons) or (iii) by any wholly owned subsidiary of IsoPlexis or Berkeley Lights (other than Merger Sub and unless held in a fiduciary, representative or other capacity on behalf of other persons)) will be converted into the right to receive 0.6120 fully paid and nonassessable shares (the “Exchange Ratio”) of common stock, par value $0.00005, of Berkeley Lights (“Berkeley Lights Common Stock”) (the “Merger Consideration”), together with cash in lieu of fractional shares of Berkeley Lights Common Stock, if any, and any unpaid dividends or other distributions. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.
At the Effective Time, (i) outstanding IsoPlexis stock options (whether vested or unvested) held by continuing employees will (a) if the per-share exercise price is equal to or greater than the average closing trading price for a share of IsoPlexis Common Stock rounded to the nearest one-tenth of a cent, as reported on The Nasdaq Global Select Market for the five most recent trading days ending on and including the third business day prior to the Effective Time (the “Company Trading Price”), be canceled for no consideration and (b) if the per-share exercise price is less than the Company Trading Price, convert into Berkeley Lights stock options of approximately equivalent value and generally on the same terms and conditions applicable immediately prior to the Effective Time, (ii) outstanding IsoPlexis stock options held by IsoPlexis service providers (other than continuing employees) that are (a) vested and unexercised or (b) would vest solely as a result of the consummation of the Merger will, in each case, be exercisable prior to the Effective Time and, to the extent unexercised at the Effective Time, will be canceled for no consideration, and (iii) outstanding IsoPlexis restricted shares will convert into restricted shares of Berkeley Lights Common Stock generally on the same terms and conditions applicable immediately prior to the Effective Time. In addition, at the Effective Time, the outstanding warrant for shares of IsoPlexis Common Stock issued by IsoPlexis to Perceptive Credit Holdings III, LP (“Perceptive”) will become exercisable for the Merger Consideration in accordance with the terms of the Warrant Certificate, dated March 30, 2022, between IsoPlexis and Perceptive.
The consummation of the Merger is subject to customary closing conditions, including, among others, (i) the adoption of the Merger Agreement by IsoPlexis’ stockholders and the approval by Berkeley Lights’ stockholders of the issuance of Berkeley Lights Common Stock to IsoPlexis stockholders in connection with the Merger (the “Share Issuance”), (ii) termination or expiration of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) effectiveness of the Berkeley Lights’ registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement, (iv) approval of the listing on The Nasdaq Global Select Market of the shares of Berkeley Lights Common Stock issuable as Merger Consideration, subject to official notice of issuance and (v) the absence of a judgment or law that prevents, makes illegal, enjoins or prohibits the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct, subject to the materiality standards set forth in the Merger Agreement, and the other party having performed in all material respects its obligations under the Merger Agreement, in each case as set forth in the Merger Agreement. The obligation of IsoPlexis to consummate the Merger is further conditioned upon the receipt of a tax opinion of legal counsel to IsoPlexis.

The Merger Agreement contains customary representations, warranties and covenants of Berkeley Lights and IsoPlexis. Pursuant to the Merger Agreement, each of Berkeley Lights and IsoPlexis is required, among other things, (i) subject to certain exceptions, to use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to solicit alternative transactions and (iii) subject to certain exceptions, not to participate in discussions or negotiations regarding alternative transactions. In addition, the Merger Agreement contains covenants that require each of Berkeley Lights and IsoPlexis to call and hold special stockholder meetings and, subject to certain exceptions, require the IsoPlexis Board to recommend to IsoPlexis’ stockholders the adoption of the Merger Agreement and require the Berkeley Lights Board to recommend to Berkeley Lights’ stockholders the approval of the Share Issuance.
Prior to the adoption of the Merger Agreement by IsoPlexis’ stockholders, the IsoPlexis Board may, among other things, change its recommendation that IsoPlexis’ stockholders adopt the Merger Agreement. Prior to the approval of the share issuance by Berkeley Lights’ stockholders, the Berkeley Lights Board may, among other things, change its recommendation that Berkeley Lights’ stockholders approve the Share Issuance. Neither the IsoPlexis Board nor the Berkeley Lights Board, as applicable, may terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a superior alternative transaction. Notwithstanding a change in the recommendation by the IsoPlexis Board or the Berkeley Lights Board, as applicable, each party is still required to convene the meeting of its stockholders to vote on the adoption of the Merger Agreement or the approval of the Share Issuance, as applicable.
The Merger Agreement provides for certain termination rights of both Berkeley Lights and IsoPlexis, including, among others, in the event that (i) the Merger is not consummated on or before June 21, 2023 (the “End Date”), which date may be extended, under certain circumstances, for up to two three-month periods up to December 21, 2023; (ii) the approval of the stockholders of IsoPlexis or the stockholders of Berkeley Lights is not obtained; or (iii) (a) by Berkeley Lights if the IsoPlexis Board changes its recommendation that IsoPlexis stockholders adopt the Merger Agreement and (b) by IsoPlexis if the Berkeley Lights Board changes its recommendation that Berkeley Lights stockholders approve the Share Issuance. The Merger Agreement further provides that, on termination of the Merger Agreement under specified circumstances, Berkeley Lights may be required to pay to IsoPlexis a termination fee of $2.3 million or IsoPlexis may be required to pay to Berkeley Lights a termination fee of $2.3 million, as applicable.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Berkeley Lights, IsoPlexis or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to a contractual standard of materiality that differs from those generally applicable to investors. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Berkeley Lights or IsoPlexis. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Berkeley Lights, IsoPlexis or any of their respective subsidiaries, affiliates or businesses.
IsoPlexis Voting Agreement
On December 21, 2022, concurrently with the execution of the Merger Agreement, Berkeley Lights, Merger Sub and IsoPlexis entered into a voting agreement (the “IsoPlexis Voting Agreement”) with each of Brian

Paul Miller, Brian P Miller and Giovanna R Miller, JTWROS, Connecticut Innovations, Incorporated, Northpond Capital, LP, Northpond Ventures, LP, North Sound Trading, LP, PCOF EQ AIV III, LP, Perceptive Credit Holdings III, LP, Perceptive Life Sciences Master Fund, Ltd., SMC Growth Capital Partners II, LP, SMC Holdings II, LP, SMC Private Equity Holdings, LP, Sean Mackay, The Miller Family 2011 Trust and Rong Fan (collectively, the “Specified IsoPlexis Stockholders”), who, together, hold approximately 68% of the outstanding shares of IsoPlexis Common Stock (the “Covered Shares”), pursuant to which, among other things, each Specified IsoPlexis Stockholder has (i) agreed to vote (or cause to be voted) all of its Covered Shares in favor of, among other things, the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and against alternative transactions and (ii) agreed, subject to certain exceptions, not to transfer its Covered Shares during the term of the IsoPlexis Voting Agreement; provided, that in the event that the IsoPlexis Board changes its recommendation that IsoPlexis stockholders adopt the Merger Agreement, the aggregate number of Covered Shares will automatically be reduced on a pro rata basis so that the Covered Shares shall collectively only constitute 30% of the outstanding shares of IsoPlexis Common Stock.
The IsoPlexis Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms or (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of IsoPlexis’ rights under the Merger Agreement is granted, in each case, without the Specified IsoPlexis Stockholders’ prior written consent, that (A) diminishes the Merger Consideration to be received by the stockholders of IsoPlexis, (B) changes the form of Merger Consideration payable to the stockholders of IsoPlexis, (C) extends the End Date or imposes any additional conditions to the consummation of the Merger or (D) affects any of the other material terms of certain specified provisions of the Merger Agreement in a manner that is materially adverse to any of the Specified IsoPlexis Stockholders in their capacity as such.
The foregoing description of the IsoPlexis Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the IsoPlexis Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Berkeley Lights Voting Agreement
On December 21, 2022, concurrently with the execution of the Merger Agreement, IsoPlexis, Berkeley Lights and Merger Sub entered into a voting agreement (the “Berkeley Lights Voting Agreement”) with Dr. Igor Khandros and Susan Bloch (collectively, the “Specified Berkeley Lights Stockholders”), that, together, hold approximately 13% of the outstanding shares of Berkeley Lights Common Stock, pursuant to which, among other things, each Specified Berkeley Lights Stockholder has (i) agreed to vote (or cause to be voted) all of its shares of Berkeley Lights Common Stock in favor of, among other things, the approval of the Share Issuance and against alternative transactions and (ii) agreed, subject to certain exceptions, not to transfer its shares of Berkeley Lights Common Stock during the term of the Berkeley Lights Voting Agreement.
The Berkeley Lights Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms or (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of Berkeley Lights’ rights or IsoPlexis’ obligation under the Merger Agreement is granted, in each case, without the Specified Berkeley Lights Stockholders’ prior written consent, that (A) increases the Merger Consideration to be received by the stockholders of IsoPlexis, (B) changes the form of Merger Consideration payable to the stockholders of IsoPlexis, (C) extends the End Date or imposes any additional conditions to the consummation of the Merger or (D) affects any of the other material terms of certain specified provisions of the Merger Agreement in a manner that is materially adverse to any of the Specified Berkeley Lights Stockholders in their capacity as such.
The foregoing description of the Berkeley Lights Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Berkeley Lights Voting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01  Other Events.
On December 21, 2022, IsoPlexis and Berkeley Lights issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Investor Presentation
On December 21, 2022, IsoPlexis and Berkeley Lights released a joint investor presentation. A copy of the joint investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Letter to Employees
On December 21, 2022, IsoPlexis sent a letter to its employees regarding the Merger. A copy of the letter is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 21, 2022, among IsoPlexis Corporation, Berkeley Lights, Inc. and Iceland Merger Sub Inc.*
10.1	Voting Agreement, dated as of December 21, 2022, among Berkeley Lights, Inc., Iceland Merger Sub Inc., IsoPlexis Corporation and the stockholders party thereto
10.2	Voting Agreement, dated as of December 21, 2022, among IsoPlexis Corporation, Berkeley Lights, Inc., Iceland Merger Sub Inc. and the stockholders party thereto
99.1	Joint Press Release, dated December 21, 2022
99.2	Joint Investor Presentation
99.3	Letter to Employees
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.
Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between Berkeley Lights and IsoPlexis, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Berkeley Lights’s and IsoPlexis’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “would,” “could”, “should,” “intend,” “seek,” “plan,” “will,” “expect(s),” “estimate(s),” “predict(s),” “project(s),” “target(s),” “forecast(s)”, “continue(s),” “contemplate(s),” “positioned,” “potential,” “strategy,” “outlook,” “forward,” “continuing,” “ongoing” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by both Berkeley Lights’s stockholders and IsoPlexis’ stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Berkeley Lights or IsoPlexis to pay a termination fee; the effect of the announcement, pendency or completion of the proposed transaction on each of Berkeley Lights’s and IsoPlexis’ ability to attract, motivate or retain key employees, its ability to maintain relationships with its customers, suppliers, distributors and others with whom it does business, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from each of Berkeley Lights’s and IsoPlexis’ ongoing business operations; the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected timeframes or at all and to successfully integrate IsoPlexis’ operations into those of Berkeley Lights; the integration of IsoPlexis’ operations into those of Berkeley Lights being more difficult, time-consuming or costly than expected; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the proposed transaction on the market price of the common stock of each of Berkeley Lights and IsoPlexis; the possibility that each of Berkeley Lights’s and IsoPlexis’ expectations as to expenses, cash usage and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions; the impacts of changes in general economic and business conditions, including changes in the financial markets; the implementation of each of Berkeley Lights’s and IsoPlexis’ business model and strategic plans for its products and technologies, and challenges inherent in developing, manufacturing, launching, marketing and selling existing and new products; uncertainties in contractual relationships, including interruptions or delays in the supply of components or materials for, or manufacturing of, products for each of Berkeley Lights and IsoPlexis; the ability of each of Berkeley Lights and IsoPlexis to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; risks relating to competition within the industry in which each of Berkeley Lights and IsoPlexis operate; the impacts of potential product performance and quality issues; changes to and the impact of the laws, rules and regulations that regulate each of Berkeley Lights’s and IsoPlexis’ operations; and any other risks discussed in each of Berkeley Lights’s and IsoPlexis’ filings with the SEC, including Berkeley Lights’s and IsoPlexis’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Berkeley Lights and IsoPlexis assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Participants in the Solicitation
Berkeley Lights, IsoPlexis and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction between Berkeley Lights and IsoPlexis under the rules of the SEC. Information regarding Berkeley Lights’s directors and executive officers is set forth in Berkeley Lights’s Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2022, and in certain of Berkeley Lights’s Current Reports on Form 8-K. To the extent holdings of Berkeley Lights’s securities by Berkeley Lights’s directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on subsequent statements of beneficial ownership filed with the SEC. Information regarding IsoPlexis’ directors and executive officers is set forth in IsoPlexis’ revised Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in certain of IsoPlexis’ Current Reports on Form 8-K. To the extent holdings of IsoPlexis’ securities by IsoPlexis’ directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on subsequent statements of beneficial ownership filed with the SEC. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the interests of these participants will be set forth in the joint proxy statement/prospectus relating to the proposed transaction when it becomes available.
Additional Information and Where to Find It
In connection with the proposed transaction between Berkeley Lights and IsoPlexis, Berkeley Lights and IsoPlexis intend to file relevant materials with the SEC, including a Berkeley Lights registration statement on Form S-4 that will include a joint proxy statement of Berkeley Lights and IsoPlexis that also constitutes a prospectus of Berkeley Lights. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY

STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BERKELEY LIGHTS, ISOPLEXIS AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Berkeley Lights’s investor relations website at www.investors.berkeleylights.com or from IsoPlexis’ investor relations website at www.investors.isoplexis.com.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2022	ISOPLEXIS CORPORATION

	By:	/s/ John Strahley
Name: John Strahley
Title: Chief Financial Officer